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                                                                     EXHIBIT 3.1



                       AMERICAN INDEPENDENT NETWORK, INC.
                               WARRANT CERTIFICATE


W-____________                                             ____________ Warrants

        This Warrant Certificate (the "Warrant Certificate") certifies that _________________ or registered assigns (the "Warrant Holder") is the registered owner of _________ Warrants (the "Investor Warrants") of American Independent Network, Inc., a Delaware corporation (the "Company"). One Investor Warrant entitles the Warrant Holder to purchase from the Company, one fully paid and non-assessable share of Common Stock of the Company (the "Warrant Shares"), at an exercise price equal to 120% of the offering price per share of Common Stock of the Company, as adjusted by any stock splits or stock dividends, in any firmly underwritten initial public offering, secondary public offering, or Reorganization involving at least $5,000,000 of the Company's securities (the "Exercise Price"), in lawful money of the United States of America. The Investor Warrants are exercisable during the period commencing ninety days after the conclusion of the Company's initial public offering, secondary public offering or Reorganization involving at least $5,000,000 of the Company's securities, and concluding one (1) year from the conclusion of same (the "Warrant Exercise Period"). Warrant Holder must surrender this Warrant Certificate, with payment of the Exercise Price at the principal office of the Company, at the time of exercise of the Investor Warrants, subject to the conditions set forth herein and in the Warrant terms applicable hereto which have been approved by the Board of Directors of the Company (the "Warrant Terms").

        The Exercise Price, the number of Warrant Shares purchasable upon exercise of each Investor Warrant, the number of Investor Warrants outstanding are subject to adjustments upon the occurrence of certain events set forth herein and in the Warrant Terms. Reference is hereby made to other provisions of the Warrant Terms, all of which are incorporated herein by reference and made a part of this Warrant Certificate and which shall for all purposes have the same effect as though fully set forth herein.

        The Investor Warrants and this Warrant Certificate are subject to restrictions on transfer under the Securities Act of 1933, as amended, and state securities laws, and may not be offered for sale, sold, assigned, transferred, pledged or otherwise disposed of unless so registered or qualified under the applicable laws or unless an exemption from registration exists, the availability of which is to be established by an opinion of counsel (which opinion and counsel shall both be reasonably satisfactory to the Company). The Company shall include the Investor Warrants and the underlying common stock in any registration statement filed with the Securities and Exchange Commission, pursuant to the Securities Act of 1933, as amended.

        The Warrant Holder may exercise the Investor Warrants in the manner stated herein, provided that each such exercise must be in minimum increments of 100 units. The Exercise



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Price shall be payable in lawful money of the United States of America in cash or by certified or cashier's check or bank draft payable to the order of the Company. Upon any exercise of the Warrant Certificate in an amount less than 100% of the Warrant Shares so evidenced, there shall be issued to the Warrant Holder a new Warrant Certificate evidencing the number of Warrant Shares not issued pursuant to such partial exercise. Adjustments shall be made for any stock splits or stock dividends on any Warrant Shares issued upon exercise of this Investor Warrant.

        No Investor Warrant may be exercised after 5:00 p.m. Los Angeles, California time, on the last day of the Warrant Exercise Period, unless extended by the Company's Board of Directors. Any Investor Warrant not exercised by such time shall become void.

        This Warrant Certificate, when surrendered to the Company, in person or by attorney duly authorized in writing, may be exchanged, in the manner and subject to the limitations provided herein, without payment of a charge, except for any tax or other governmental charge imposed in connection with such exchange, for another Warrant Certificate or Warrant Certificates of like tenor and evidencing a right to purchase a like number of Warrant Shares subject to any adjustment made in accordance with the Warrant Terms.

        The Company may deem and treat the registered holder hereof as the absolute owner of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone) for all purposes and the Company shall not be affected by any notice to the contrary. No Warrant Holder, as such, shall have any rights of a shareholder of the Company, either at law or in equity, and the rights of the Warrant Holder, as such, are limited to those rights expressly provided in the Warrant Terms and in this Warrant Certificate.

        The Company shall not be required to issue fractions of Warrant Shares upon any adjustment provided for in the Warrant Terms or to issue fractions of Warrant Shares upon the exercise of any Investor Warrant after any such adjustment, but the Company, in lieu of issuing any such fractional interest, shall pay an amount in cash equal to such fraction times the current market value of one Investor Warrant Share, determined in accordance with the Warrant Terms.

        The Investor Warrant represented by this Warrant Certificate may not be exercised by a Warrant Holder unless at the time of exercise the Warrant Shares are qualified for sale by a registration or otherwise, in the state where the Warrant Holder resides or unless the issuance of the Warrant Shares would be exempt under the applicable state securities laws. A registration statement under the Securities Act of 1933, as amended, covering the exercise of the Investor Warrants must be in effect and current at the time of exercise unless the issuance of Warrant Shares upon any exercise is exempt from the registration requirements of the Securities Act of 1933, as amended. Notwithstanding the provisions hereof, unless such registration statement and qualification are in effect and current at the time of exercise, or unless exemptions are available, the Company may decline to permit the exercise of the



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Investor Warrant and the Warrant Holder would then only have the choice of attempting to sell the Investor Warrant consistent with its terms, if a market existed therefor, or letting the Investor Warrant expire.

        IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be signed by its President and by its Secretary, and has caused its corporate seal to be imprinted hereon.


Dated: ____________                     AMERICAN INDEPENDENT NETWORK, INC.
                                        a Delaware corporation



                                        By:
                                            --------------------------------
                                            Randy Moseley
                                            President and Secretary






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                                   ASSIGNMENT

                        (To be executed if Warrant Holder
                     desires to transfer Investor Warrants)


FOR VALUE RECEIVED, ____________________________________________ hereby sells,

assigns and transfers to _______________________________________________________

________________________________________________________________________________
               (Please print name and address, including zip code)

__________________________________ Investor Warrants represented by this Warrant

Certificate and does hereby irrevocably constitute and appoint _________________ __________________________ Attorney, to transfer said Investor Warrants on the books of the Company with full power of substitution.



Date:__________________           ______________________________________________
                                  Signature

                                  (Signature must conform in all respects to name of Warrant Holder as specified on the face of the attached Warrant Certificate)


                                  ______________________________________________
                                  Social Security Number, Federal Identification Number or other identifying number)

SIGNATURE GUARANTEED:



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        IMPORTANT: Signature guarantee must be made by a participant of STAMP or another signature guarantee program acceptable to the Securities and Exchange Commission, the Securities Transfer Associatiation and the Transfer Agent of the Company or the Company.



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                              ELECTION OF EXERCISE

                        (To be executed if Warrant Holder
                     desires to exercise Investor Warrants)

TO THE COMPANY:

        The undersigned Warrant Holder hereby irrevocably elects to exercise the Investor Warrants represented by the attached Warrant Certificate, No. W-___________, to purchase thereunder Investor Warrants and encloses $____________ as the purchase price therefor, and requests that certificates for such shares shall be paid to,

                                          Please insert Social Security
                                          Number or other identifying
                                          number

                                          -----------------------------



--------------------------------------------------------------------------------
               (Please print Name and Address, including Zip Code)

and, if said number of shares shall not be all the shares which said Warrant Certificate entitles the undersigned Warrant Holder to purchase, that a new Warrant Certificate for the unexercised Investor Warrants be issued and delivered to the undersigned.


Dated:_____________________         ___________________________________________
                                                     Signature

                                    (Signature must conform in all respects to name of Warrant Holder as specified on the face of the Warrant Certificate)


SIGNATURE GUARANTEED:



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        IMPORTANT: Signature guarantee must be made by a participant of STAMP or another signature guarantee program acceptable to the Securities and Exchange Commission, the Securities Transfer Association and the Transfer Agent of the Company or the Company.



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